Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Dave Mordy Phone 713.207.6500

For Immediate Release

CenterPoint Energy reports third quarter 2017 earnings of $0.39 per diluted share; $0.38 per diluted share on a guidance basis

•	CenterPoint Energy anticipates achieving at or near the high end of the $1.25 - $1.33 guidance range for 2017

•	Company continues to target upper end of 4-6% year-over-year earnings growth range for 2018

Houston - Nov. 3, 2017 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $169 million, or $0.39 per diluted share, for the third quarter of 2017, compared with net income of $179 million, or $0.41 per diluted share for the same period of the prior year. On a guidance basis, third quarter 2017 earnings were $0.38 per diluted share, consisting of $0.28 from utility operations and $0.10 from midstream investments. Third quarter 2016 earnings on a guidance basis were $0.41 per diluted share, consisting of $0.31 from utility operations and $0.10 from midstream investments.

Operating income for the third quarter of 2017 was $279 million, compared with $284 million in the third quarter of the prior year. Equity income from midstream investments was $68 million for the third quarter of 2017, compared with $73 million for the third quarter of the prior year.

“We had a solid third quarter, putting us on track to deliver at or near the high end of our full year guidance range,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “Our ongoing focus on reliability and resilience enabled our system to perform well in the face of Hurricane Harvey.”

Business Segments

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $247 million for the third quarter of 2017, consisting of $229 million from the regulated electric transmission & distribution utility operations (TDU) and $18 million related to securitization bonds. Operating income for the third quarter of 2016 was $257 million, consisting of $234 million from the TDU and $23 million related to securitization bonds.

Operating income for the TDU benefited primarily from rate relief and customer growth. These benefits were more than offset by lower usage largely due to a return to more normal weather, lower equity return and lower miscellaneous revenues, including right of way.

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Natural Gas Distribution

The natural gas distribution segment reported operating income of $19 million for the third quarter of 2017, compared with $22 million for the same period of 2016. Operating income benefited primarily from rate relief and customer growth. These benefits were more than offset by higher depreciation and amortization expense, lower usage primarily due to the timing of a decoupling normalization adjustment and higher operations and maintenance expenses.

Energy Services

The energy services segment reported operating income of $7 million for the third quarter of 2017, which included a mark-to-market gain of $2 million. In comparison, operating income for the same period in 2016 was $5 million, which included a mark-to-market loss of $2 million. Excluding mark-to-market adjustments, operating income was $5 million for the third quarter of 2017 compared with $7 million for the same period in 2016. The $2 million decrease in operating income was primarily due to expenses related to the acquisition and integration of Atmos Energy Marketing.

Midstream Investments

The midstream investments segment reported $68 million of equity income for the third quarter of 2017, compared with $73 million in the third quarter of the prior year.

Earnings Outlook

On a consolidated basis, CenterPoint Energy anticipates earnings at or near the high end of its 2017 guidance range of $1.25 - $1.33 per diluted share.

The utility operations guidance range considers performance to date and certain significant variables that may impact earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities.

In providing this guidance, the company uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s Energy Services business.

In providing guidance for midstream investments, the company assumes ownership of 54.1 percent of the common units representing limited partner interests in Enable Midstream and includes the amortization of CenterPoint Energy’s basis differential in Enable Midstream. CenterPoint Energy’s guidance takes into account such factors as Enable Midstream’s most recent public outlook for 2017 dated Nov. 1, 2017, and effective tax rates. The company does not include other potential impacts, such as any changes in accounting standards or Enable Midstream’s unusual items.

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	Quarter Ended
	September 30, 2017		September 30, 2016
	Net Income (in millions)	Diluted EPS	Net Income (in millions)	Diluted EPS
Consolidated net income and diluted EPS as reported	$169	$0.39	$179	$0.41
Midstream Investments	(42)	(0.10)	(46)	(0.10)

Utility Operations (1)	127	0.29	133	0.31

Timing effects impacting CES(2):
Mark-to-market (gains) losses (net of taxes of $1 and $1)(3)	(1)	—	1	—
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $13 and $27) (3)(4)	(24)	(0.06)	(50)	(0.11)
Indexed debt securities (net of taxes of $13 and $25) (3)	23	0.05	47	0.11

Utility operations earnings on an adjusted guidance basis	$125	$0.28	$131	$0.31

Adjusted net income and adjusted diluted EPS used in providing earnings guidance:
Utility Operations on a guidance basis	$125	$0.28	$131	$0.31
Midstream Investments	42	0.10	46	0.10

Consolidated on a guidance basis	$167	$0.38	$177	$0.41

(1) CenterPoint earnings excluding Midstream Investments
(2) Energy Services segment
(3) Taxes are computed based on the impact removing such item would have on tax expense
(4) Time Warner Inc., Charter Communications, Inc. and Time Inc.

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended Sept. 30, 2017. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Friday, Nov. 3, 2017, at 10:00 a.m. Central time/11:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns 54.1 percent of the common units representing limited partner interests in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With more than 7,700 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, please visit www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. You are cautioned not to place undue reliance on any forward-looking statements. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) changes in tax status; (G) access to debt and equity capital; and (H) the availability and prices of raw materials and services for current and future construction projects; (2) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) future economic conditions in regional and national markets and their effect on sales, prices and costs; (5) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (6) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation,

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pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (7) tax reform and legislation; (8) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (9) the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials; (10) problems with regulatory approval, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (11) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (12) the impact of unplanned facility outages; (13) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, pandemic health events or other occurrences; (14) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s investment in capital; (15) CenterPoint Energy’s ability to control operation and maintenance costs; (16) actions by credit rating agencies; (17) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms; (18) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans; (19) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets; (20) changes in interest rates or rates of inflation; (21) inability of various counterparties to meet their obligations to CenterPoint Energy; (22) non-payment for CenterPoint Energy’s services due to financial distress of its customers; (23) the extent and effectiveness of CenterPoint Energy’s risk management and hedging activities, including, but not limited to, its financial hedges and weather hedges; (24) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with Hurricane Harvey and any future hurricanes or natural disasters; (25) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses (including a reduction of CenterPoint Energy’s interests in Enable, whether through its election to sell the common units it owns in the public equity markets or otherwise, subject to certain limitations), which CenterPoint Energy cannot assure will be completed or will have the anticipated benefits to it or Enable; (26) acquisition and merger activities involving CenterPoint Energy or its competitors; (27) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (28) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc., Reliant Energy and RRI), a wholly-owned subsidiary of NRG Energy, Inc. (NRG), and its subsidiaries, currently the subject of bankruptcy proceedings, to satisfy their obligations to CenterPoint Energy, including indemnity obligations; (29) the outcome of litigation; (30) the ability of retail electric providers (REPs), including REP affiliates of NRG and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (31) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (32) the timing and outcome of any audits, disputes and other proceedings related to taxes; (33) the effective tax rates; (34) the effect of changes in and application of accounting standards and pronouncements; and (35) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016, as well as in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, June 30, 2017 and September 30, 2017 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of net income and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable.

Management evaluates the company’s financial performance in part based on adjusted net income and adjusted diluted earnings per share. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Utility revenues	$1,233	$1,278	$4,001	$4,003
Non-utility revenues	865	611	2,975	1,444

Total	2,098	1,889	6,976	5,447

Expenses:
Utility natural gas	106	99	706	663
Non-utility natural gas	832	584	2,843	1,368
Operation and maintenance	519	505	1,614	1,539
Depreciation and amortization	269	324	749	873
Taxes other than income taxes	93	93	288	288

Total	1,819	1,605	6,200	4,731

Operating Income	279	284	776	716

Other Income (Expense):
Gain on marketable securities	37	77	104	187
Loss on indexed debt securities	(36)	(72)	(59)	(258)
Interest and other finance charges	(80)	(83)	(235)	(256)
Interest on securitization bonds	(18)	(23)	(58)	(70)
Equity in earnings of unconsolidated affiliate	68	73	199	164
Other - net	17	20	50	41

Total	(12)	(8)	1	(192)

Income Before Income Taxes	267	276	777	524
Income Tax Expense	98	97	281	193

Net Income	$169	$179	$496	$331

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Basic Earnings Per Common Share	$0.39	$0.42	$1.15	$0.77

Diluted Earnings Per Common Share	$0.39	$0.41	$1.14	$0.76

Dividends Declared per Common Share	$0.2675	$0.2575	0.8025	$0.7725
Weighted Average Common Shares Outstanding (000):
- Basic	431,026	430,682	430,939	430,581
- Diluted	434,086	433,396	433,999	433,295
Operating Income by Segment
Electric Transmission & Distribution:
TDU	$229	$234	$431	$428
Bond Companies	18	23	58	70

Total Electric Transmission & Distribution	247	257	489	498
Natural Gas Distribution	19	22	220	202
Energy Services	7	5	58	11
Other Operations	6	—	9	5

Total	$279	$284	$776	$716

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended				Nine Months Ended
	September 30,		% Diff		September 30,		% Diff
	2017	2016	Fav/(Unfav)		2017	2016	Fav/(Unfav)
Results of Operations:
Revenues:
TDU	$729	$725	1%		$1,944	$1,881	3%
Bond Companies	114	183	(38%	)	290	450	(36%	)

Total	843	908	(7%	)	2,234	2,331	(4%	)

Expenses:
Operation and maintenance, excluding Bond Companies	344	336	(2%	)	1,040	995	(5%	)
Depreciation and amortization, excluding Bond Companies	97	96	(1%	)	296	285	(4%	)
Taxes other than income taxes	59	59	—		177	173	(2%	)
Bond Companies	96	160	40%		232	380	39%

Total	596	651	8%		1,745	1,833	5%

Operating Income	$247	$257	(4%	)	$489	$498	(2%	)

Operating Income:
TDU	$229	$234	(2%	)	$431	$428	1%
Bond Companies	18	23	(22%	)	58	70	(17%	)

Total Segment Operating Income	$247	$257	(4%	)	$489	$498	(2%	)

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	10,419,309	10,775,739	(3%	)	23,511,716	23,426,712	—
Total	26,452,650	26,517,635	—		67,956,180	66,838,583	2%
Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	101%	107%	(6%	)	106%	101%	5%
Heating degree days	0%	0%	0%		42%	85%	(43%	)
Number of metered customers - end of period:
Residential	2,156,624	2,116,312	2%		2,156,624	2,116,312	2%
Total	2,435,558	2,389,014	2%		2,435,558	2,389,014	2%

	Natural Gas Distribution
	Quarter Ended				Nine Months Ended
	September 30,		% Diff		September 30,		% Diff
	2017	2016	Fav/(Unfav)		2017	2016	Fav/(Unfav)
Results of Operations:
Revenues	$398	$377	6%		$1,791	$1,693	6%
Natural gas	117	104	(13%	)	742	679	(9%	)

Gross Margin	281	273	3%		1,049	1,014	3%

Expenses:
Operation and maintenance	163	159	(3%	)	531	526	(1%	)
Depreciation and amortization	66	61	(8%	)	194	180	(8%	)
Taxes other than income taxes	33	31	(6%	)	104	106	2%

Total	262	251	(4%	)	829	812	(2%	)

Operating Income	$19	$22	(14%	)	$220	$202	9%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	13	12	8%		94	105	(10%	)
Commercial and Industrial	50	51	(2%	)	189	193	(2%	)

Total Throughput	63	63	—		283	298	(5%	)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	60%	21%	39%		73%	86%	(13%	)
Number of customers - end of period:
Residential	3,179,284	3,143,357	1%		3,179,284	3,143,357	1%
Commercial and Industrial	253,041	251,043	1%		253,041	251,043	1%

Total	3,432,325	3,394,400	1%		3,432,325	3,394,400	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended				Nine Months Ended
	September 30,		% Diff		September 30,		% Diff
	2017	2016	Fav/(Unfav)		2017	2016	Fav/(Unfav)
Results of Operations:
Revenues	$871	$614	42%		$2,998	$1,450	107%
Natural gas	839	591	(42%	)	2,865	1,389	(106%	)

Gross Margin	32	23	39%		133	61	118%

Expenses:
Operation and maintenance	22	16	(38%	)	65	43	(51%	)
Depreciation and amortization	3	1	(200%	)	9	5	(80%	)
Taxes other than income taxes	—	1	—		1	2	50%

Total	25	18	(39%	)	75	50	(50%	)

Operating Income	$7	$5	40%		$58	$11	427%

Mark-to-market gain (loss)	$2	$(2)	200%		$23	$(18)	228%

Energy Services Operating Data:
Throughput data in BCF	272	200	36%		864	570	52%

Number of customers - end of period	30,817	31,669	(3%	)	30,817	31,669	(3%	)

	Other Operations
	Quarter Ended				Nine Months Ended
	September 30,		% Diff		September 30,		% Diff
	2017	2016	Fav/(Unfav)		2017	2016	Fav/(Unfav)
Results of Operations:
Revenues	$4	$3	33%		$11	$11	—
Expenses	(2)	3	(167%	)	2	6	67%

Operating Income	$6	$—	—		$9	$5	80%

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Capital Expenditures by Segment
Electric Transmission & Distribution	$192	$211	$616	$638
Natural Gas Distribution	158	143	386	371
Energy Services	1	1	5	3
Other Operations	7	6	19	16

Total	$358	$361	$1,026	$1,028

Interest Expense Detail
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$6	$17	$18
Capitalization of Interest Cost	(2)	(2)	(6)	(5)
Transition and System Restoration Bond Interest Expense	18	23	58	70
Other Interest Expense	76	79	224	243

Total Interest Expense	$98	$106	$293	$326

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$201	$341
Other current assets	2,734	2,582

Total current assets	2,935	2,923

Property, Plant and Equipment, net	12,700	12,307

Other Assets:
Goodwill	867	862
Regulatory assets	2,539	2,677
Investment in unconsolidated affiliate	2,481	2,505
Preferred units – unconsolidated affiliate	363	363
Other non-current assets	250	192

Total other assets	6,500	6,599

Total Assets	$22,135	$21,829

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$48	$35
Current portion of securitization bonds long-term debt	432	411
Indexed debt	120	114
Current portion of other long-term debt	550	500
Other current liabilities	2,071	2,020

Total current liabilities	3,221	3,080

Other Liabilities:
Accumulated deferred income taxes, net	5,458	5,263
Regulatory liabilities	1,127	1,298
Other non-current liabilities	1,180	1,196

Total other liabilities	7,765	7,757

Long-term Debt:
Securitization bonds	1,500	1,867
Other	6,031	5,665

Total long-term debt	7,531	7,532

Shareholders’ Equity	3,618	3,460

Total Liabilities and Shareholders’ Equity	$22,135	$21,829

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash Flows from Operating Activities:
Net income	$496	$331
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	767	892
Deferred income taxes	185	150
Write-down of natural gas inventory	—	1
Equity in earnings of unconsolidated affiliate, net of distributions	(199)	(164)
Changes in net regulatory assets	(135)	(26)
Changes in other assets and liabilities	(99)	252
Other, net	16	19

Net Cash Provided by Operating Activities	1,031	1,455
Net Cash Used in Investing Activities	(892)	(739)
Net Cash Used in Financing Activities	(279)	(710)

Net Increase (Decrease) in Cash and Cash Equivalents	(140)	6
Cash and Cash Equivalents at Beginning of Period	341	264

Cash and Cash Equivalents at End of Period	$201	$270

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.